UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2003

DDi Corp.

DDi Capital Corp.

(Exact Name of registrant as specified in its charter)

Delaware California	000-30241 333-41187	06-1576013 33-0780382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 10, 2003, DDi Corp. (the “Company”) announced that its shares of common stock would be delisted from trading on The Nasdaq SmallCap Market effective April 15, 2003. This action follows receipt of a determination letter from Nasdaq indicating that the Company’s common stock would be delisted for non-compliance with the Nasdaq SmallCap Market’s stockholders’ equity requirement. The Company has decided not to appeal the determination, but will assess its listing alternatives subsequent to completion of its initiatives to restructure its balance sheet. The stock will be eligible to trade on the Over the Counter Bulletin Board (OTCBB) under the ticker symbol “DDIC” as early as April 15, 2003, provided a market maker enters a quote for the security.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: April 10, 2003

By:	/s/ JOHN K. STUMPF
John K. Stumpf Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CAPITAL CORP.

Date: April 10, 2003

By:	/s/ JOHN K. STUMPF
John K. Stumpf Vice President, Chief Financial Officer and Treasurer